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                                  EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              HOOPER HOLMES, INC.
                              -------------------

                               Under Section 805
                                     of the
                            Business Corporation Law
                            ------------------------

     The undersigned, being the President and the Secretary of Hooper Holmes, Inc., a New York corporation, do hereby certify and set forth the following pursuant to Section 805 of the Business Corporation Law of the State of New
York:

     FIRST: The name of the corporation is HOOPER HOLMES, INC. (the "corporation"). The name under which the corporation was formed is THE HOOPER HOLMES INFORMATION BUREAU.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of State on March 7, 1906.

     THIRD: The subject matter of the provision of the certificate of incorporation which is to be amended is to increase the aggregate number of common shares which the corporation shall have authority to issue from 20,000,000 shares, par value $0.04 per share, to 80,000,000 shares, par value $0.04 per share.

     Article Fourth of the certificate of incorporation of the corporation is hereby amended to read as follows:

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 80,000,000 shares, all of which shall be designated common shares with a par value of $0.04 each.

     FOURTH: This amendment to the certificate of incorporation of the corporation was authorized by vote of the Board of Directors followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of this corporation duly called and held on February 24, 1998, a quorum being present.

     IT WITNESS WHEREOF, the undersigned have subscribed this document on the 27th day of March, 1998 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


                                            /s/ James M. McNamee
                                            James M. McNamee
                                            Chairman, President and Chief
                                              Executive Officer

                                            /s/ Robert William Jewett
                                            Robert William Jewett
                                            Secretary
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STATE OF NEW JERSEY          )
                             )       ss:
COUNTY OF SOMERSET           )



     Robert William Jewett, being duly sworn, deposes and says that he is the Secretary of Hooper Holmes, Inc., the corporation named in the foregoing Certificate of Amendment of the Certificate of Incorporation; that he has read and signed the same in such capacity; and that the statements contained therein are true to his own knowledge.


                                            /s/ Robert William Jewett
                                            Robert William Jewett


Subscribed and sworn to before me this
27th day of March, 1998


/s/ Jacqueline M. Mandelbaum
Notary Public


Jacqueline M. Mandelbaum
Print Name


My Commission expires April 29, 2001